EXHIBIT 23.2


The Board of Directors
Mansur Industries, Inc.:

We consent to the use of our report dated January 19, 1996 of Mansur Industries Inc. included herein in this registration statement on Form S-1 of Mansur Industries Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

                                                    /s/ KPMG Peat Marwick LLP
                                                        ---------------------

Miami, Florida
July 23, 1996